State of Utah                              CO #087522
          Department of Commerce
Division of Corporations and Commercial Code           1995 JUL 20 AM 9:46

Hereby certifies that the foregoing has been filed and approved on the 30th day of July 1995 by the office of this Division and hereby issue a certificate thereof.

Examiner _______________ Date 7/20/95

                    Korla T. Woods
                    KORLA T. WOODS
                    Division Director

                           ARTICLES OF AMENDMENT

                    TO THE ARTICLES OF INCORPORATION OF

                            JUNGLE STREET, INC.


     Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST: The name of the corporation is Jungle Street, Inc.

          SECOND: The following amendment to the Articles of Incorporation of Jungle Street, Inc. was duly adopted by the stockholders of the corporation at a meeting held April 20, 1995, in the manner prescribed by the Utah Revised Business Corporation Act.

          THIRD: The amendment does not provide for any exchange, reclassification or cancellation of issued shares; however, pursuant to a resolution adopted by the stockholders of the corporation at the meeting held April 20, 1995, the 50,000,000 one mill ($0.001) par value common voting shares issued and outstanding were reverse split on a basis of 100 for one, retaining the authorized shares at 50,000,000 and retaining the par value at one mill ($0.001) per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the corporation, and resulting in a total of 500,000 shares of one mill ($0.001) par value common voting stock being issued and outstanding. This amendment reduced the stated capital of the corporation from $50,000 to $500.

          FOURTH: The amendment adopting the reverse split of the corporation's common stock was adopted by the stockholders at a meeting held April 20, 1995.



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          FIFTH: This amendment was not adopted by the incorporators or the
Board of Directors without stockholder action.

          SIXTH: (a) The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows, to-wit:

          CLASS                        NUMBER OF SHARES

          Common                          50,000,000

               (b) The number of shares voted for such amendments was 25,220,667, with none opposing and none abstaining.

          IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 6th day of June, 1995.

                                        JUNGLE STREET, INC.



                                        By /s/ DANIEL A. PENTELUTE
                                          -------------------------------------
                                          Daniel A. Pentelute,
                                          President

Attest:


/s/ LOUISE PENTELUTE
-----------------------------
Louise Pentelute, Secretary





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